First Trust Advisors L.P.
                     120 East Liberty Drive
                            Suite 400
                        Wheaton, IL 60187




                        October 21, 2009



First Trust Portfolios L.P.
120 East Liberty Drive
Suite 400
Wheaton, IL 60187

Re:                           FT 2199

Gentlemen:

     We  have examined the Registration Statement, File No.  333-
162191 for the above captioned fund. We hereby consent to the use in the Registration Statement of the references to First Trust
Advisors L.P. as evaluator.

     You are hereby authorized to file a copy of this letter with the Securities and Exchange Commission.


                              Sincerely,

                              First Trust Advisors L.P.



                              Jason T. Henry
                              Senior Vice President